Exhibit 10.28

Date	_________________________
Name of investor:	_________________________
Contact details of investor:	_________________________

To:	TopSpin Medical, Inc. Poalim IBI - Underwriting and Issuances Ltd.
Re: TopSpin Medical, Inc. (the “Company”) - subscription form
1.	I hereby undertake to the Company irrevocably to purchase Series A Convertible Bonds of the Company (“the Bonds”) and receive for no additional consideration Series 2 Warrants of the Company (“the Warrants”) in a ratio of 1 Warrant for each 2 NIS principal amount of Bonds, as detailed below, in the quantity to be issued for me as will be decided by the Company on November 21, 2006, or on such other date which will be decided by the Company, according to the following:
Principal amount of Series A Convertible Bonds: _____ at a price of 0.95 NIS per 1 NIS principal amount of Bonds.
I undertake to allow the Company (through Poalim IBI - Underwriting and Issuances Ltd., the placement agent) to debit my account (according to the account details below) for the full consideration for Bonds that will be issued to me on November 21, 2006, as detailed in the receipt form from the Company, or alternatively transfer the required consideration according to the receipt form to the placement agent account.

2.	I confirm that I know that the actual number of Bonds to be issued to me may be smaller than the number of Bonds requested by me. I also approve that I know that the Company is entitled to set or to change the size of the placement and to postpone or to cancel the placement, all according to its sole discretion. The Company is entitled to deliver receipt form for my subscription in writing by facsimile according to my contact details above.

3.	I declare that I am an investor as described in the first supplement to the 1968 Israeli Securities Law (“the Law”) regarding section 15a(b)(1), and that this subscription is for me or my clients which are investors described in section 15a(b) of the Law and that in case my subscription will be received in full or in part the issuance of Bonds for me will take place in accordance with section 15a(a)(7) to the Law.

4.	I confirm that I have the business, economic and financial capability and experience to analyze the investment in the Bonds and to understand the chances and the risks of the transaction and to commit to its execution, and that I have the capability to consider and understand the tax implications related to the Bonds to be issued to me.

5.	I confirm that I know that the Bonds and Warrants will be issued to the investors whose subscriptions will be accepted, including me, without any declaration, representation or indemnification from the Company (As Is). I do not and will not have any claim or argument to the Company and/or its office holders and/or its representatives and/or the placement agent, Poalim IBI - Underwriting and Issuances Ltd., regarding the status of the Company or information supplied, if supplied, regarding the Company.

6.	I know that the offering is done in Israel only and is for Israeli persons only and is not done in the United States or to a U.S. Person as defined in Regulation S under the U.S. Securities Act of 1933 (“U.S. Person”). I declare that I am a resident of Israel, I am not a U.S. Person and I am not in the United States at the time of submitting this subscription form to purchase Bonds and Warrants. I know that I am not authorized to take any action to sell Bonds and Warrants and the shares underlying the Bonds and the Warrants in the United States. The Bonds and Warrants purchased by me will not be purchased with an intention to make a distribution of it or of its underlying shares in the United States (according to the meaning in United States securities law), unless it will be registered according to the Securities Act or there exists an exemption from the registration requirements in accordance with the Securities Act.

7.	I declare that I am not a resident of the United States or a company registered in the United States and that I will give my name, address and additional information on a form IRS W-8BEN filled according to the law, which will be delivered to the Company.

8.	The Bonds and Warrants will not be immediately listed for trade on the Tel Aviv Stock Exchange (“the TASE”). I declare that I know that as long as the Bonds and Warrants are not listed for trade on the TASE, it will not be possible to convert Bonds into shares of the Company and to exercise Warrants into shares of the Company.

9.	I know that a precondition to the Company undertaking to make efforts for the publication of a prospectus for the listing of Bond and Warrants for trade on the TASE within 6 months from the time of the offering, is that we transfer to the Company information as will be reasonably required for the listing of Bonds and Warrants for trade, about me and about the Bonds and the Warrants I own, all as required by any applicable law, including by the United States Securities and Exchange Commission.

10.	I further know and confirm that during the abovementioned 6 months period and as long as the Bonds are not listed for trade on the TASE, no transfers of Bonds will take place unless approved by the Company and only after transferee will give the Company the details required for the listing of Bonds for trade as detailed above and after signing a form IRS W-8 BEN filled according to the law and delivered to the Company.

11.	I hereby declare that as of the time of the offering I hold securities of the Company as follows:
Shares of Common Stock $0.001 par value each - __________
Series 1 Warrants - __________
I confirm that not filling the declaration in this section 11 will be considered as a declaration that I do not own securities of the Company.

12.	I hereby declare that I am not an “interested party” as defined in section 270(5) to the Israeli Company Law 1999. In addition, I declare that as of the date of the offering, there are no agreements, orally or in writing, between me and other shareholders of the Company or other investors in this offering, part of them or all of them, regarding the purchase or sale securities of the Company or the voting rights in the Company.

13.	By signing this subscription form, I hereby confirm, undertake and agree that for the portion of the subscription that will be accepted by the Company, it will issue for me Bonds under a general bond certificate and trust deed and Warrants under a general warrant certificate, and that I understand, accept and agree to the conditions and terms of these documents. Copies of these documents are available at the offices of the placement agent.

Date	_________________________
Name:	_________________________
Signature:	_________________________
Bank details of investor: ____________________________________________________________

RECEIPT FORM:

Number of Bonds to be sold:	________________________________________

Date:	________________________________________

Signature:	________________________________________

4